UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

April 12, 2020

BIOLASE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36385	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Item 1.01. Entry into a Material Definitive Agreement

On April 14, 2020, Biolase, Inc. (the “Company”), was granted a loan (the “Loan”) from Pacific Mercantile Bank in the aggregate amount of $2,980,000.00, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The Loan, which was in the form of a Note dated April 13, 2020 issued by the Company, matures on April 13, 2022 and bears interest at a rate of 1.0% per annum, payable monthly commencing on November 1, 2020. The Note may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2020, the Company and Todd A. Norbe, the Company’s President and Chief Executive Officer, entered into a letter agreement amending Mr. Norbe’s Employment Agreement with the Company, dated August 7, 2018, wherein Mr. Norbe’s minimum annual base salary was reduced by forty percent (40.0%), from $400,000.00 per annum to $240,000.00 per annum, in connection with the Company’s COVID-19 cost reduction measures, for a temporary period of time running from April 12, 2020 through the date that the Company’s Board of Directors approves the Company’s return-to-work plan wherein the Company’s furlough is fully lifted.

In addition, on April 12, 2020, the Company and John R. Beaver entered into a letter agreement amending Mr. Beaver’s Employment Agreement with the Company, dated September 30, 2017, wherein Mr. Beaver’s minimum annual base salary was reduced by forty percent (40.0%), from $325,000.00 per annum to $190,000.00 per annum, in connection with the Company’s COVID-19 cost reduction measures, for a temporary period of time running from April 12, 2020 through the date that the Company’s Board of Directors approves a return-to-work plan wherein the Company’s furlough is fully lifted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: April 16, 2020	By	/s/ John R. Beaver
Name: John R. Beaver
Title: Executive Vice President and Chief Financial Officer